INDUSTRIAL BUILDING LEASE
                                (BUILD-TO-SUIT)

SECTION 1: BASIC TERMS

     This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     1.1 Date of Lease: June 23, 1997 (the "Commencement Date")

     1.2 Landlord: First Industrial Development Services Group, L.P., a Delaware limited partnership, its successors or assigns

     1.3 Tenant: Golden Books Family Entertainment, Inc., a Delaware corporation

     1.4 Premises: See Exhibit "A"

     1.5 Lease Term: 15 years 0 months ("Initial Term"), commencing on, with respect to each Building, the date of Substantial Completion of the Improvements as defined in Lease Exhibit C hereto and ending fifteen (15) years after the date of Substantial Completion of the later of such two Buildings or on the expiration date of one or two Renewal Terms (as defined in Section 2.2 below) if properly exercised by Tenant ("Expiration Date"). The Initial Term as it may be extended by the applicable Renewal Term(s) is the "Term".

     1.6 Rent Commencement: Tenant's obligation to pay Rent (as defined in
     Section 2.3 below), under this Lease shall commence on the date on which, pursuant to Exhibit "C", the Printing Facility is deemed Substantially Completed which amount of Rent shall be increased to include the square footage of the Office Facility due to the Substantial Completion of the Office Building which increase shall be effective on the date on which, pursuant to Exhibit "C" the Office Building is deemed Substantially Complete. The calculation and determination of Rent is set forth in Exhibit B and elsewhere in the Lease.

     1.7 Permitted Uses: (See Section 4) light manufacturing, assembly, warehousing, printing and distribution and general office use, all as consistent with applicable laws, rules, codes and regulations.

     1.8 Tenant's Guarantor: (if none, so state) None

     1.9 Brokers: (See Section 22; if none, so state)

                    (A) Tenant's Broker: The Georgetown Group ("Georgetown").

                    (B) Landlord's Broker: Mooney LeSage Group.

     1.10 Security Deposit: (See Section 4) None

     1.11 Rent Payable by Tenant: See Exhibit "B" and Section 2.3 hereof

     1.12 Riders to Lease: The following riders are attached to and made a part of this Lease. (If none, so state) Exhibits A, A-1, A-2, B, C, C-1, C-2, C-3, C-4, C-5, D, E, F, G, H and I.

SECTION 2: LEASE OF PREMISES; RENT

     2.1 Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

     2.2 Renewal Term. Provided that this Lease is in full force and effect and Tenant is not in default (beyond any applicable notice and cure periods) under the terms of this Lease, and the Premises are occupied by the original Tenant named herein (or Landlord has approved the entity to whom this Lease has been assigned or sublet or any other entity for which Landlord's approval is not required ), Landlord hereby grants to Tenant the option to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for two (2) periods of five (5) years (each, a "Renewal Term"). In order to exercise said option Tenant must give Landlord written notice (an "Extension Notice") of such renewal not less than 270 days prior to the Expiration Date of the Initial Term, or first Renewal Term, as the case may be. The annual Net Base Rent (as hereinafter defined) of the Premises during the Renewal Term(s) shall be equal to the greater of (a) ninety-five percent (95%) of the Market Rental Rate (as hereinafter defined) and (b) ninety-five percent (95%) of the annual Net Base Rent in effect for the 12 month period immediately preceding the commencement of applicable Renewal Term. "Market Rental Rate" shall mean the annual rate of Net Base Rent then prevailing in the market as reasonably determined by Landlord, for premises comparable in square footage, location and type to the Premises being leased for a duration comparable to the applicable period for which the Premises is then to be leased. The Market Rental Rate shall be determined by taking into consideration comparable relevant fact situations involving arm's length negotiations in new and renewal leases during the twelve
(12) month period, or more recent relevant period prior to the applicable Renewal Term. Within sixty (60) days following Tenant's notice to Landlord of the exercise of its option to extend the Term for the applicable Renewal Term, Landlord shall notify Tenant of Landlord's determination of the Market Rental Rate for the Premises for the applicable Renewal Term. Tenant shall have fifteen (15) days following receipt of Landlord's determination in which to accept or reject such determination. If Tenant does not notify Landlord of its acceptance of the determination within




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such fifteen (15) day period, Tenant shall be deemed conclusively to have accepted the Market Rental Rate set forth therein. If Tenant timely notifies Landlord that g Tenant rejects Landlord's determination which notice from Tenant shall set forth Tenant's determination of Market Rental Rate and if Landlord and Tenant in good faith cannot agree upon the Market Rental Rate within ten (10) days following Tenant's rejection of Landlord's determination, then such dispute shall be determined by arbitration as hereinafter provided. Landlord and Tenant will each select an arbitrator who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of industrial and manufacturing buildings for a period not less than seven (7) years immediately preceding his or her appointment. Landlord and Tenant shall each simultaneously submit to the arbitrators a determination of Market Rental Rate (if no submittal is made, the parties shall be deemed to have submitted their original determinations). The arbitrators shall be directed as promptly as possible to select from the two determinations submitted by Landlord and Tenant the one that is closer to the Market Rental Rate as determined by the arbitrators, and said selection shall thereafter be deemed the Market Rental Rate. In determining the appropriate Market Rental Rate, the arbitrators shall be entitled to rely on such factors as they deem appropriate in determining the relevant geographic market, if any, and what constitutes comparable premises or circumstances. If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is closest to the actual Market Rental Rate, the two arbitrators shall appoint a third arbitrator, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Market Rental Rate. The cost of the foregoing arbitration process shall be borne by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then Landlord's determination shall be used until the arbitration is completed. If Tenant's determination is later selected, Landlord shall promptly refund any overpayments to Tenant together with interest thereon at 6% per annum.

     2.3 Types of Rental Payments. Commencing on the Rent Commencement Date, Tenant shall pay rents of (a) net base rent ("Net Base Rent") payable (1) in monthly installments of the rent determined pursuant to the terms set forth in Exhibit "B" attached hereto with respect to the Initial Term, and (2) in monthly installments of the Net Base Rent as determined pursuant to Paragraph
2.2 hereof with respect to the applicable Renewal Term, if appropriate, in advance, on the first day of each and every calendar month during the Term; (b) except as otherwise specifically provided herein, all costs, expenses and charges of every nature relating to, or incurred in connection with the ownership and operation of the Premises and that are attributable to the Term ("Additional Rent"); and (c) in the event that any two monthly installment[S] of Net Base Rent per 12 month period during the Term are not paid within five
(5) days of the date when due, a late charge in an amount equal to four percent (4%) of each subsequent delinquent installment of Net Base Rent that occurs in a two (2) year period after the later of such two delinquencies (the "Late Charge") and (d) an administrative fee (the "Administrative Fee") payable with each installment of Net Base Rent, equal to one percent (1%) of the Net Base Rent due and payable for such month. The Net Base Rent, the Additional Rent, the Late Charge, the Administrative Fee, and any other amounts due and owing by Tenant under this Lease shall collectively be referred to herein as "Rent"). All Rent shall be paid to Landlord c/o First Industrial, L.P., P.O. Box 75631, Chicago, Illinois 60675-5631, or if sent by overnight courier, The Northern Trust Company, 801 South Canal, 4th Floor, Receipt and Dispatch, Chicago, Illinois 60607 Attention: First Industrial, L.P., Lockbox #75631 (or to such other entity designated in writing as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "Agent"), or pursuant to such other written directions as Landlord shall designate in this Lease or otherwise. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to pay as Additional Rent those costs expenses and charges that are specifically designated herein as payable by Landlord, which costs, expenses and charges are specifically defined as the Total Project Costs, the items set forth in Section 13.3 to the extent Landlord is solely responsible therefor, the cost of Landlord's warranty obligations pursuant to
Section 7 of Exhibit C hereto and costs to Landlord for Landlord's income taxes or payments due on mortgage and other non-operating related debts of Landlord and income and franchise taxes of Landlord.
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     2.4 Covenants Concerning Rental Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the partial calendar months occurring at the commencement and the expiration of the Term shall be prorated on a per diem basis. It is intended that the Net Base Rent provided in this Lease shall be an absolute net return to Landlord throughout the Term, unless otherwise expressly set forth in this Lease, free of any and all expenses or charges with respect to the Premises. All costs, expenses and charges of every nature relating to or incurred in connection with, the ownership and operation of the Premises that may be attributable to the Term to Landlord or third parties, as the case may be, will be paid, on a timely basis, by the Tenant, subject only to Landlord's obligations as set forth in Sections 13.3, 17, 18 and Section 7 of Exhibit C (as indicated) hereunder. Tenant hereby indemnifies and holds Landlord and all Landlord Affiliates (defined below) harmless from and against the consequences (excluding consequential and speculative damages) resulting from Tenant's failure, at any time or from time to time, to comply with the preceding obligation.

     2.5 Expansion Option. Landlord and Tenant acknowledge that under the Purchase Contract between Landlord and the current owner of the Property (the "Purchase Contract"), Landlord has an option to purchase the Expansion Parcel (hereinafter defined) subject to certain terms and conditions. Provided that this Lease is in full force and effect and Tenant is not in default under the terms of this Lease beyond applicable notice and cure periods, at (a) the date on which Tenant delivers an Expansion Notice (defined below) and (b) at all times prior to, and during, Landlord's construction of improvements on the Expansion Parcel (defined below), and the Premises are occupied by the original Tenant named herein (or a Landlord approved entity to whom this Lease has been assigned or sublet or an entity for which Landlord's approval is not required), Landlord hereby grants to Tenant an option (the "Expansion Option") to expand the Premises onto the parcel adjacent to the Premises described on Exhibit "A-2" attached hereto (the "Expansion Parcel") by directing Landlord to exercise the Expansion Option under the Purchase Contract. The



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Expansion Option must be exercised by Tenant by written notice to Landlord not less than 270 days prior to November 1, 2000 (the "Expansion Notice"). The terms of the Expansion Option, the respective rights and obligations of Tenant and Landlord with respect thereto and the additional conditions precedent to the development on the Expansion Parcel are set forth on Exhibit "E" hereto.

SECTION 3:  TAXES AND ASSESSMENTS; ASSOCIATION DUES

     3.1 Taxes. Tenant agrees to pay for the Premises (i) all governmental taxes, assessments, fees, penalties and charges of every kind or nature (other than Landlord's income taxes, franchise taxes, mortgage recording taxes and property transfer taxes ), whether general, special, ordinary or extraordinary, due at any time, or from time to time, for any period during the Term and any extensions thereof, in connection with the ownership, leasing or operation of the Premises or of the personal property and equipment located therein or in connection therewith, (ii) all general and special assessments arising under the Declaration (hereinafter defined) or any other document or instrument of record for any period during the Term or any extensions thereof, and (iii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (the "Taxes"). All such Taxes shall be paid by Tenant directly to the taxing authority, and, to the extent Landlord has supplied Tenant with copies of the tax bills not less than twenty (20) days prior to any delinquency date, before they become delinquent. The Taxes for the first and last year of the Term, will be appropriately prorated. If any general or special assessments, whether ordinary or extraordinary, levied against the Premises are payable in installments, Tenant shall be responsible only for those installments that are attributable to the Term (and any period during which Tenant has possession of the Premises prior to the Term pursuant to
Section 4 of Exhibit C). For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year, rather than taxes that are assessed or become a lien or accrue during such year. If at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered, such additional or substitute tax, assessment, levy, charge or imposition shall be deemed to be included within the term "Taxes" for the purposes hereof. In the event that Tenant shall desire in good faith to contest or otherwise review by appropriate legal or administrative proceeding any Taxes that are not yet due and payable, Tenant shall, at least sixty (60) days prior to the due date of such Taxes, give Landlord written notice of its intention to do so. Tenant may withhold payment of the Tax being contested if, but only if, both (i) nonpayment is permitted during the pendency of such proceedings without the foreclosure of any tax lien or the imposition of any fine or penalty and without prejudice to any rights of Landlord, and (ii) Tenant shall obtain and furnish Landlord with a bond or other security sufficient to protect Landlord's interest in the Premises. Tenant may contest any Taxes that it has previously paid provided that it gives Landlord not less than thirty (30) day prior written notice of such contest. Any such contest shall be prosecuted at Tenant's sole expense. Tenant shall protect, hold harmless and indemnify Landlord against any and all liabilities, cost, penalties, fines, fees, expense or damage (except for consequential and speculative damages) resulting from such contest or other proceeding. At the request of Tenant, Landlord shall join in any tax contest or other tax proceedings which Tenant may desire to bring pursuant to this Section. Tenant shall pay all of Landlord's actual out-of-pocket expenses arising out of such joinder. Within ten (10) days after the final determination of the amount due from Tenant with respect to the Taxes contested, Tenant shall (if not paid previously) pay the amount so determined to be due, together with all costs, expenses and interest, whether or not this Lease shall have then expired or terminated. If such Taxes that were contested were paid by Tenant and any refund is applicable thereto, such refund shall be paid to the Tenant and if the taxing authority issues the refund check to Landlord, Landlord shall promptly pay over such refund to Tenant, after deducting therefrom any costs owed to Landlord hereunder which were not otherwise reimbursed from Tenant.

SECTION 4: USE OF PREMISES

     4.1 Use of Premises. The Premises shall be used for the purpose(s) set forth in Section 1.7 above and for no other purpose. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, injury to the Premises or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority, the requirements of insurance bodies or the rules and regulations of the Premises or the requirements set forth in any document or instrument of record, including, without limitation that certain Declaration of Protective Covenants for The Renaissance, as amended (the "Declaration"); (d) impair or tend to impair the character, reputation or appearance of the Premises as a first-class property (it being acknowledged that the publishing, reproduction, distribution, storage or assembly and construction of pornographic materials shall be deemed to impair the character and reputation of the Premises); and
(e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Premises and its equipment, facilities or systems. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy all or any portion of the Premises as a tannery, brewery, bottling facility, waste disposal plant, food processing, packaging or storage facility or hard manufacturing facility.

     4.2 Signage. Landlord and Tenant shall agree to Tenant's signage for the Premises subject to any approvals required by laws, rules, regulations or the Declaration. Tenant shall not modify such signage or affix any additional sign of any size or character to any portion of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld subject to any approvals required by laws, rules, regulations or the Declaration. Except to the extent that such logo fails to comply with any laws, ordinances, regulations or restrictions applicable thereto, Landlord hereby pre-approves the use of Tenant's corporate logo in any signage otherwise approved for use on the Premises or the Property. Tenant's signage shall comply with all applicable laws, ordinances, rules, regulations or restrictions applicable thereto. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

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SECTION 5: CONDITION AND DELIVERY OF PREMISES

     5.1 Condition of Premises. Landlord shall deliver the applicable portion of the Premises to Tenant in a Substantially Completed condition, substantially consistent with the Final Plans and Specifications (excluding any Tenant's Work described therein) as revised by change orders or Tenant's Extra Work, subject to Tenant's "punch list" (all as defined and further described in Exhibit C attached hereto). Except as otherwise expressly provided herein, neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Lease.

     5.2 Delay in Commencement. Except as otherwise provided in Exhibit C, Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Printing Facility or the Office Building to Tenant on or before the Printing Facility Delivery Date and the Office Building Delivery Date, respectively (as such terms are defined in Lease Exhibit C) therefor. The obligations of Tenant under the Lease shall not thereby be affected, except that the Rent Commencement Date shall be delayed until Landlord satisfies the requirements for the Rent Commencement Date pursuant to the terms of Exhibit C hereof.

SECTION 6: SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES;
           ATTORNMENT

     6.1 Subordination of Lease. This Lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the Premises now or hereafter existing and to all mortgages or trust deeds or deeds of trust (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Premises; provided, however, that no such subordination shall apply to Tenant unless and until a reasonable nondisturbance agreement, has been executed by the holder(s) of any such Mortgages in recordable form and delivered to Tenant in form acceptable for recordation, together with any reasonable documentation required to place third parties on notice thereof (including, without limitation, a memorandum of lease, if necessary). Landlord represents and warrants that, at the time of the commencement of the Term, no Mortgages which are superior to this Lease will encumber the Premises unless such a nondisturbance agreement has been so executed and delivered to Tenant in form acceptable for recordation, together with any reasonable documentation required to place third parties on notice thereof (including, without limitation, a memorandum of lease, if necessary). This subordination shall apply to each and every advance made, or to be made, under such Mortgages; to all renewals, modifications, replacements and extensions of such Mortgages; and to "spreaders" and consolidations of such Mortgages. Without limitation on Landlord's obligation to provide a nondisturbance agreement in form reasonably acceptable to Tenant as a pre-condition of the effectiveness of any subordination of this Lease, this Section 6.1 shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall from time to time, and in any event within twenty (20) days after Landlord's request therefor, execute, acknowledge and deliver any instrument that Landlord may from time to time reasonably require in order to evidence or confirm such subordination; provided, that such instrument shall include a provision, reasonably satisfactory to Tenant, that Tenant's possession under this Lease shall not be disturbed in the event of a foreclosure of the Mortgage as long as Tenant is not in default under the Lease beyond applicable notice and cure periods. Tenant acknowledges that this Lease may be assigned by Landlord to a superior mortgagee as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Lease," the lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee"; and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage," and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee." Notwithstanding the foregoing, this Lease may be made senior to the lien of any Superior Mortgage, if and only if the Superior Mortgagee thereunder so requests.

     6.2 Notice in the Event of Default. In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this Lease, Tenant shall give written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant, whereupon any or all of Landlord, a Superior Mortgagee or Superior Landlord may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that said thirty (30)-day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default.

     6.3 Successor Landlord. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord hereunder, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment, provided that any such Successor Landlord provides Tenant with a nondisturbance agreement as described in Section 6.1 hereto. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this Lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any Successor Landlord shall be limited to the equity interest of the Successor Landlord in the Premises; and the Successor Landlord shall not (a) be liable for any act, omission or default of Landlord or other prior lessor under this Lease if and to the extent that such act, omission or default occurs prior to the Succession Date; (b) except as otherwise expressly required hereunder, be required to make or complete any tenant improvements or capital improvements, or to repair, restore, rebuild or replace the Premises or any part thereof in the event of damage, casualty or condemnation, provided that Successor Landlord shall be liable for obligations of Landlord arising prior to the Substantial Completion of the Printing Facility and the Office Building, as such terms are defined on Exhibit C hereto; or (c) be required to pay any amounts to Tenant that are due and payable, under the express terms of this Lease, prior to the Succession Date. Additionally, from and after the Succession Date,


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Tenant's obligation to pay Rent (as provided in Sections 2 and 3 hereof) shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date. Moreover, no Successor Landlord shall be bound by any advance payments of Rent made prior to the calendar month in which the Succession Date occurs, nor by any Security that is not actually delivered to, and received by, the Successor Landlord.

SECTION 7: QUIET ENJOYMENT

     Subject to the provisions of this Lease, so long as Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the land of the Premises and is not a personal covenant of Landlord.

SECTION 8: ASSIGNMENT, SUBLETTING AND MORTGAGING

     8.1 Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use set forth in Section 4 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease (except to an entity having a net worth at least equal to Tenant's net worth, as of the date hereof, a certification as to which was provided by Tenant in favor of Landlord as of the date hereof, ("Tenant's Net Worth") and which entity proposes to engage in a use allowed pursuant to Section 1.7, in which case Tenant shall provide Landlord with not less than thirty (30) days prior written notice of such assignment including, a certification as to such assignee's net worth and proposed use executed by Tenant and assignee, but need not obtain Landlord's consent); (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; provided, however, that Tenant may, without the necessity of Landlord's consent and upon not less than thirty
(30) days prior written notice to Landlord identifying the sublessee and terms of the sublease, sublet (i) up to twenty-five percent (25%) of the Premises to not more than two (2) sublessees who propose(s) to engage in a use allowed pursuant to Sections 1.7 and 4.1; or (ii) to a single entity with a net worth at least equal to Tenant's Net Worth provided that Tenant provides a written certification executed by Tenant and the sublessee together with its notice of its intention to sublet certifying as to such sublessee's net worth; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld for any or no reason to the extent that an assignee or sublessee's proposed use of the Premises is not a permitted use pursuant to Section 1.7 or prohibited by Section 4.1, but shall not otherwise be unreasonably withheld. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void and of no legal force or effect. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. Any consent by Landlord to any assignment or sublease shall not be deemed to release Tenant from its obligation hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default hereunder beyond applicable notice and cure periods; (ii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises, or the proposed use of the Premises or any portion thereof by the proposed assignee or subtenant, (A) will violate any laws or (B) will impose any obligation upon Landlord or increase Landlord's obligations under any laws to the extent that the cost of such increased obligation is not passed through to Tenant or such subtenant or assignee; (iii) the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; or (iv) the proposed assignee or subtenant is a government (or subdivision or agency thereof); provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples.

     8.2 Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, if Tenant is in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect rent from the assignee, subtenant or occupant. If Landlord or Agent collects such rent, Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations (whether cash or non-cash) received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Agent 50% of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent due under this Lease. In determining the amount of such excess, there shall be deducted, any and all reasonable costs of Tenant directly incurred in connection with that sublease, including, but not limited to, leasing commissions, advertising costs, attorney's fees and build-out and improvement costs.

     8.3 Permitted Transfers. The provisions of Section 8.1(a) shall apply to a transfer of a majority of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership interests in Tenant or managerial control of Tenant (if Tenant is a partnership), or to any comparable transaction involving any other form of business entity, whether effectuated in one (1) or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to a transfer to a corporation into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred, or to any corporation that controls or is controlled by Tenant, or is under common control with Tenant, provided in any of such events (a) the successor to Tenant has a net worth (computed in accordance with generally accepted accounting principles), at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or transfer or
(ii) Tenant's Net Worth and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction to the extent reasonably practicable, but in no event less than ten (10) days after the effective date of such transaction. Tenant may assign this Lease or sublet all or some portion of the premises to a subsidiary or affiliate of Tenant or an entity controlled by or under common control with Tenant (a "Tenant's Affiliate") without the necessity of obtaining Landlord consent so long as it provides Landlord with not less than thirty (30) days prior written notice; provided, however, that Tenant shall remain liable hereunder and the provisions of
Section 8.1(a) shall continue to apply to a transfer of a majority of the voting stock of Tenant or to any other change in voting control of Tenant, whether effectuated in one (1) or more comparable transactions, as if such transfer were an assignment of this Lease; but the provisions of Section 8.1(a) shall not apply to a corporation into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred, or to any corporation that controls or is controlled by Tenant, or is under common control with Tenant, provided that the conditions set forth in items (a) and (b) of the preceding sentence are satisfied. The provisions of this Section 8.3 shall not restrict a transfer of the voting stock of Tenant when Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder.

SECTION 9: COMPLIANCE WITH LAWS

     If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license or permit, and shall maintain in good standing and renew such license or permit, including, without limitation, those relating to compliance with environmental regulations or laws. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any governmental or administrative authority with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant's expense, comply with all laws and requirements of any governmental or administrative authorities and any requirements imposed by any document or instrument of record, including the Declaration, that impose any duty on Landlord, Agent or Tenant arising from Tenant's actions regarding its business operations or use of the Premises, and Tenant shall pay all expenses, fines and damages that are imposed upon any or all of Landlord, Agent, any Superior Lessee, Superior Lessor or Superior Mortgagee, by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. In the course of construction of the Landlord's Improvements (exclusive of Tenant's Improvements), Landlord shall perform its obligations pursuant to Section 13.3 hereof and Section 7 of Exhibit C in accordance with all applicable statutes, ordinances and building codes, governmental rules, regulations and orders; provided, however, that Landlord shall have no liability, responsibility or obligation with respect to compliance with statutes, ordinances and building codes, restrictions, governmental rules, regulations and orders applicable to Tenant's Improvements or Tenant's Work Items. In no event shall Landlord be required to obtain on behalf of Tenant any license or permit required for the conduct of Tenant's business and operations in the Premises, including, but not limited to, any air, waste water discharge or any other permits and approvals required to be obtained by Tenant by any governmental authority as a result of the proposed use by Tenant of the Premises or the Tenant's operations at the Premises. In the event that any law or requirement of governmental authority of general applicability requires (i) a change in the structural or mechanical systems of the buildings other than as a result of Tenant's business operations or use of the Premises or (ii) any repairs, additions or improvements in or to the Premises other than as a result of Tenant's business operations or use of the Premises, Landlord shall, at its sole expense, comply with such law or requirement; provided, however, that, upon completion of such changes, Tenant shall reimburse Landlord in equal monthly installments of Additional Rent over the remaining portion of the Term (inclusive of any renewals) for that portion of any and all such costs incurred by Landlord in connection with such changes that are incurred during the Term based upon a reasonable amortization of such costs over their useful life at an interest rate of twelve percent (12%). It is acknowledged and agreed by the parties that to the extent that any changes, repairs, alterations, additions or improvements in or to the Premises, including, but not limited to, the structural and mechanical systems thereof, are required under any law or requirement or any governmental or administrative authority as a result of Tenant's use and occupation of the Premises, such changes, repairs, alterations, additions or improvements shall be made at Tenant's sole cost and expense and in strict accordance with the terms and conditions of this Lease and all such laws and requirements.

SECTION 10: INSURANCE

     10.1 Tenant Activities. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy issued in respect of the Premises and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, that would: (a) unreasonably subject any or all of Landlord, Agent, any Superior Lessor, any Superior Lessee or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage; (b) result in insurance companies of good standing refusing to insure (or imposing special conditions on insuring for which Tenant does not pay) any or all of the Premises or the property therein, in amounts reasonably satisfactory to Landlord; or (c) result in the cancellation of (or the assertion of any defense by the insurer, in whole or in part, to claims under) any policy of insurance with respect to any or all of the Premises or the property therein.

         10.2 Insurance to be Maintained by Tenant. Tenant shall, at its sole cost and expense, at all times during the Term (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Exhibit D attached hereto. Certificates of insurance for all insurance policies required pursuant to this Lease shall be delivered to Landlord not less than ten (10) days after the Commencement Date. If Tenant fails to submit such certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this Section 10.2, then Landlord, at Landlord's sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand which amounts shall constitute Additional Rent.

SECTION 11: ALTERATIONS

     11.1 Procedural Requirements. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "Alterations"), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord's consent to Alterations shall not be unreasonably withheld, provided that: (a) the structural integrity of the Premises shall not be adversely affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning ("HVAC"), sanitary and other service systems of the Premises shall not be adversely affected; (d) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the performance and installation of the Alterations; (e) the Alterations shall conform with all other requirements of this Lease; (f) Tenant shall have provided Landlord with detailed plans (the "Plans") for such Alterations in advance of requesting Landlord's consent, and
(g) Tenant complies with the terms of the Declaration with respect to the Alterations and timely obtains any consents required thereunder. Landlord's consent shall not be required for Alterations satisfying clauses (a) through
(g) above and costing $75,000 or less in any one instance (up to a maximum aggregate of $75,000 over any consecutive twelve (12) month period); provided, however, that the maximum aggregate amount of Alterations not requiring Landlord's consent during the Initial Term shall not exceed $750,000 and $250,000 during any Renewal Term. Landlord shall not be deemed to have acted unreasonably if it withholds its consent to Alterations because, in Landlord's reasonable opinion, such Alterations could adversely affect the safety of the Premises or its occupants; would materially increase Landlord's cost of satisfying its obligations hereunder or Landlord's ability to furnish services to other future tenants; involves toxic or hazardous materials; would materially and adversely impact Landlord's ability to sell the Premises or lease the Premises to other tenants; or is prohibited by any mortgage on the Building(s). The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent to proposed Alterations, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord hereby consents to the Alteration described in Exhibit G hereto relating to the erection of certain interior walls so long as Tenant (x) performs such Alteration not later than the third anniversary of the Commencement Date; (y) complies with terms, conditions and limitations with respect to the performance of Alterations contained in this Article 11 other than the requirement of Landlord's consent, and (z) the actual work performed in connection with such Alteration is substantially consistent with the narrative description of such Alteration contained in Exhibit G. Additionally, after obtaining Landlord's preliminary consent to the Plans, but before proceeding with any Alterations, Tenant shall, at its expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and shall submit to Landlord, for Landlord's written approval, working drawings, plans and specifications, and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval. After obtaining Landlord's approval to the Alterations (to the extent required hereunder), Tenant shall give Landlord at least twenty
(20) days prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises. If and to the extent that any Alterations (whether permitted or deemed approved hereunder) impact on any structural element of the Premises or the HVAC, utilities, sanitary or other systems serving the Premises, Tenant shall (w) cause all such Alterations to be performed in strict accordance with the terms, conditions and limitations of any and all guaranties and warranties provided for the benefit of Landlord in connection with its construction of the Improvements or otherwise, including, but not limited, any requirement that any work thereon be performed by the contractor that originally provided the guaranty and warranty to Landlord; (x) be deemed to have waived any warranty provided by Landlord to Tenant hereunder with respect to such structural elements or systems, including, but not limited to, any warranty contained in Section 7 of Exhibit C, to the extent that any such Alterations cause damage to such structural elements or systems, invalidate any warranty provided to Landlord with respect thereto or can reasonably be expected to or do materially increase the costs to Landlord of satisfying such warranty with respect to such structural elements or systems; and (y) shall be obligated to provide any replacements to such structural elements of systems notwithstanding the requirements of Section 13.3 hereof to the extent of any damage thereto caused by such Alterations or to the extent that such Alterations can reasonably be expected to or do materially increase the cost of such a replacement.

     11.2 Performance of Alterations. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord or Agent. Alterations shall be performed by contractors first approved by Landlord (except to the extent performed by Tenant's employees, who shall be appropriately trained to perform the same and licensed to the extent required by law), and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony, and not interfere with, Landlord and its agents and contractors (if any). Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. To the extent any of the Alterations affect any portion of the roof, Tenant shall use the contractor who provided the warranty for the roof in connection with the performance of such Alteration, so as not to invalidate or limit any roof-related warranty obtained pursuant to the construction of the Improvements.

     11.3 Lien Prohibition. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises or Tenant's leasehold estate. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within sixty (60) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens, but only to the extent that Tenant has failed to do so after Landlord gives Tenant written notice of its intention to do so (which notice may be delivered on or prior to the expiration of such sixty (60) day period), and Tenant shall be responsible to reimburse Landlord, on demand, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 21.3 below, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises. Any sums due from Tenant pursuant to the preceding sentence shall constitute Additional Rent under this Lease.

SECTION 12: LANDLORD'S AND TENANT'S PROPERTY

     12.1 Landlord's Property. Subject to Section 12.2 below, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of this Lease, including, but not limited to, the Tenant Funded Improvements and certain of the Tenant's Work Items, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord permits their removal. Further, any personal property in the Premises on the Rent Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels, lighting or lighting fixtures, the primary power source, wall or window coverings, attached carpets or other floor coverings, air conditioners or any other heating or air conditioning equipment (but excluding any special heating, ventilation or air conditioning systems not part of the HVAC systems serving the Premises generally that are used in Tenant's archive, library, and paper seasoning areas, or the electronic pre-press control, or otherwise in its printing operations to the extent that Tenant paid for all of the cost thereof), permanent fencing or security gates, or other similar building operating equipment and decorations. Notwithstanding anything contained herein to the contrary, upon the expiration or earlier termination of this Lease, Tenant shall not be required to remove any of the items noted on
Exhibit I hereto as "Tenant will not remove."

     12.2 Tenant's Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the Premises, which are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Premises (except to the extent that Tenant restores such damage), and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof.

     12.3 Removal of Tenant's Property. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property and any other property or fixtures which Landlord may require in writing that Tenant remove (except such items thereof as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, it may remove Tenant's Property from the Premises only upon the express written direction of Landlord. Notwithstanding anything contained herein to the contrary, upon the expiration or earlier termination of this Lease, Tenant shall remove all of the items noted on Exhibit I hereto as "Tenant will remove".

SECTION 13: REPAIRS AND MAINTENANCE

     13.1 Tenant Repairs and Maintenance. Tenant shall, at its expense, throughout the Term, maintain and preserve, in good working condition, the Premises and the fixtures and appurtenances therein, subject to ordinary wear and tear and fire and casualty. Except as otherwise specifically provided in Exhibit "C" and Section 13.3 hereof, Tenant shall also be responsible for all repairs and maintenance and all non-structural replacements, interior and exterior, ordinary and extraordinary, in and to the Premises and the facilities and systems thereof (including the electrical, mechanical, HVAC, and plumbing systems, roof and the exterior sidewalks, parking lots, driveways, dock areas and landscaped areas). Tenant shall enter into preventative maintenance and service contracts with reputable service providers for maintenance of the HVAC systems serving the Premises. Any repairs or replacements required to be made by Tenant to the mechanical, electrical, sanitary, HVAC, or other systems of the Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld; provided that such preventative maintenance and repairs may be done by Tenant's employees to the extent duly licensed, and Landlord's approval shall not be required in such instances. Tenant shall maintain, during the period of the General Contractor's warranty, reasonably detailed maintenance logs describing repairs and maintenance programs and activities undertaken by Tenant pursuant to its obligations under this Section 13.1, which maintenance log will be made available to Landlord and the General Contractor upon reasonable prior notice. Tenant shall promptly forward to Landlord and General Contractor (x) copies of any maintenance and service contracts entered into for the HVAC systems to the extent that Tenant elects to enter into such service and maintenance contracts rather than to cause such repairs and maintenance to be performed by its duly licensed employees and (y) copies of any and all service records with respect to such systems (or to the extent that Tenant elects to cause such repairs and maintenance to be performed by its duly licensed employees, to make available upon demand by Landlord copies of Tenant's maintenance logs with respect to the HVAC systems, which maintenance logs shall be maintained with reasonable specificity and detail). All such repairs or replacements shall be subject to the supervision and control of Landlord or Agent, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced. Without limiting the generality of the foregoing, Tenant, at its expense, shall promptly replace or repair all scratched, damaged, or broken doors and glass in and about the Premises and floor coverings in the Premises and repair and maintain all sanitary and electrical fixtures therein.

     13.2 Tenant Equipment. Tenant shall not place a load upon any floor of the Premises that exceeds either the load per square foot that such floor was designed to carry pursuant to the Final Plans and Specifications or that which is allowed by law. Business machines and mechanical equipment belonging to Tenant that cause noise or vibrations that may be transmitted to the structure of the Premises to such a degree as to be objectionable or of concern to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings or cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration; provided, however, that Tenant's printing and other equipment shall not be deemed objectionable except to the extent that it causes materially more noise or vibration than the equipment described to Landlord in connection with the formulation of the Final Plans and Specifications (defined below).

     13.3 Landlord Replacements. Notwithstanding anything contained herein to the contrary, except as otherwise provided in Section 11.1 hereof and Exhibit C and this Section 13.3, but limited by the extent to which any act, omission or neglect of Tenant in any way adversely affects any warranties relating to the structural elements of the Premises, Landlord (and not Tenant) shall be responsible for any replacement due to structural defects of the foundation, exterior load bearing walls, roof structure and roof covering and tuckpointing of the Buildings (as defined in Exhibit C) and no other replacements whatsoever; provided, however, Tenant shall reimburse Landlord for that portion of the costs and expenses of any replacement required to be performed hereunder by Landlord that results (in whole or in part) from (a) the performance by Tenant or existence of any Alterations, (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property in or out of the Premises and/or the Building(s), or (d) any act, omission, or neglect of Tenant, its employees, agent, contractors, invitees, or others entering into the Premises by act or omission of Tenant, and such reimbursement shall be paid, in full, within ten (10) days after Landlord's delivery of demand therefor.

SECTION 14: UTILITIES

     14.1 Purchasing Utilities. Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Landlord represents and warrants that the utility capacities specified in the Final Plans and Specifications shall be available as of the Substantial Completion of the Improvements; provided, however, that Landlord makes no representation and warranty with respect to electrical capacity. Tenant represents and warrants that the utility services proposed to be provided to the Premises pursuant to the Final Plans and Specifications and including the proposed water pressure, are adequate for its proposed operations and use of the Premises, including any contemplated potential expansion of Tenant's operations at the Premises.

     14.2 Use of Electrical Energy by Tenant. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; or
(ii) the Premises' HVAC systems.

SECTION 15: LANDLORD'S RIGHTS

     15.1 Landlord's Rights of Access. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times (a) to examine and inspect the Premises and to show them to actual and prospective mortgagees or ground lessees ("Superior Parties") or prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates and all consultants and advisors relating thereto; and (b) to make such repairs, alterations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease beyond applicable notice and cure periods ), Landlord and its agents may exhibit the Premises to prospective tenants. In the exercise of each of the foregoing rights, Landlord shall give Tenant reasonable prior notice of its entry and use reasonable efforts to avoid interference with Tenant's business operations, except in the case of emergency. Nothing set forth above implies obligations of improvement beyond the Improvements described in Exhibit C.

SECTION 16: NON-LIABILITY AND INDEMNIFICATION

     16.1 Non-Liability. Except as otherwise provided in Section 16.4, and without limitation on Landlord's liability for breach of this Lease (as such liability may otherwise be limited hereunder), none of Landlord, Agent, any affiliates of Landlord ("Landlord Affiliates"), any other managing agent, Superior Parties, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by, or resulting from, the gross negligence or willful misconduct of Landlord, Agent or their respective agents, servants or employees in the operation or maintenance of the Premises (subject, however, to the doctrine of comparative negligence in the event of negligence on the part of Tenant or any of its contractors). Further, none of Landlord, Agent, any other managing agent, Superior Parties, or their respective partners, directors, officers, agents and employees shall be liable (a) for any such damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any private, public or quasi-public work; or (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     16.2 Indemnification. Tenant hereby indemnifies, defends, and holds Landlord and all Landlord Affiliates harmless from and against any and all claims, judgments, liens, causes of action, liabilities, damages (except for consequential or speculative damages unless specifically provided for hereunder), costs, losses and expenses (including, but not limited to reasonable legal, engineering and consulting fees of engineers, attorneys and consultants selected by Landlord) arising from or in connection with (a) the conduct or management of the Premises by Tenant or its employees, agents, invitees, contractors, or representatives or any business therein by Tenant or its employees, agents, invitees, contractors, or representatives, or any work or Alterations done by Tenant or its employees, agents, invitees, contractors, or representatives, or any condition created in or about the Premises by Tenant or its employees, agents, invitees, contractors or representatives during either or both of the Term and the period of time, if any, prior to the Rent Commencement Date that Tenant may have been given access to the Premises, including any and all mechanics and other liens and encumbrances in connection with the Tenant's Work (as defined in Exhibit C) or resulting from a failure by Tenant to make a payment that it is required to make hereunder; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or their partners, directors, officers, agents, employees, invitees or contractors, including, but not limited to, any act or omission in connection with the performance of the Tenant's Work; (c) any accident, injury or damage whatsoever (unless caused by Landlord's, or its agent's servants or employees, willful misconduct or gross negligence) occurring in, at or upon the Premises; (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; (e) any breach by Tenant of any of its warranties and representations under this Lease; and (f) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code involving Tenant, or its permitted successors heirs or assigns, as the bankrupt entity. In case any action or proceeding is brought against Landlord or any Landlord Affiliate by reason of any such claim, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord or such Superior Party. Landlord's and Tenant's obligations under this Section 16.2 shall survive the termination of this Lease for any reason.

     16.3 Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of strikes, lockouts, labor disputes, governmental preemption of property in connection with a public emergency, inability to obtain labor or materials, or reasonable substitutes therefore, inclement weather which delays or precludes activities relating to construction, or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, in each case beyond Landlord's reasonable control. Landlord covenants and agrees to use reasonable efforts (without cost and expense to Landlord) to mitigate the adverse effects of the circumstances described in items (a) and (b) of the preceding sentence. Except as otherwise expressly provided in Exhibit "C", Tenant shall not hold Landlord or Agent liable for any latent defect in the Premises, nor, except as otherwise expressly provided in Section 16.4, shall Landlord be liable for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same. Except to the extent of Landlord's gross negligence or willful misconduct, Tenant agrees that under no circumstances shall Landlord or Agent be liable to Tenant or any third party for any loss of, destruction of, damage to or shortage of any property; including, but not limited to, Tenant's Property.

     16.4 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any Successor Landlord hereunder) to Tenant shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency; provided, however, that if Tenant obtains a final, nonappealable judgment against Landlord due to a breach of Landlord's obligations under this Lease (the "Judgment") and the amount of such Judgment exceeds the value of Landlord's equity interest in the Property as of the date on which the order entering such final, nonappealable order is entered (the "Equity Interest"), then Tenant shall be entitled to seek recourse directly against Landlord for an amount equal to the positive difference, if any, between the amount of the Judgment and the Equity Interest (the "Deficiency"); provided, further, however, that the maximum amount of Deficiency for which Landlord shall be liable is equal to (i) the product of (x) fifteen percent (15% ) and (y) the fair market value of the Property as of the date of such Judgment less (ii) the Equity Interest. In addition, Tenant acknowledges that Agent is acting solely in its capacity as agent for Landlord and, shall not be liable for any obligations, liabilities, losses or damages arising out of or in connection with this Lease, all of which are expressly waived by Tenant, except to the extent of Agent's gross negligence or willful misconduct.

     16.5 Waiver of Subrogation. None of Landlord, Agent or Tenant shall be liable to one another or to any insurance company (by way of subrogation or otherwise) insuring any such party for any loss or damage to the Premises, the structure of the buildings located thereon, other tangible property located on the Premises, or any resulting loss of income, or losses under workers' compensation laws and benefits, despite the fact that such loss or damage might have been occasioned by the negligence or misconduct of such party, its agents or employees, provided and to the extent that any such loss or damage would be covered by insurance that the party suffering the loss is required to maintain pursuant to the terms of this Lease. Each of Landlord, Agent and Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Premises and the personal property, fixtures, and equipment located therein or thereon, pursuant to which the insurance company consents to such waiver of right of recovery. The waiver of right of recovery set forth above in this Section 16.5 shall extend to Landlord, Agent,

Tenant, and their respective agents and employees, Superior Parties and to other appropriate parties designated by Landlord.

SECTION 17:  DAMAGE OR DESTRUCTION

     17.1 Notification. Tenant shall give prompt notice to Landlord and Agent of (a) any occurrence in or about the Premises for which Landlord or Agent might be liable, (b) any fire or other casualty in the Premises, (c) any damage to, or defect in, the Premises, for the repair of which Landlord or Agent might be responsible, and (d) any damage to, or defect in any part or appurtenance of the Premises' sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof.

     17.2 Repair Provisions. Subject to the provisions of Section 17.4 below, if the Premises are damaged by fire or other insured casualty, to the extent insurance proceeds are adjusted, Landlord shall repair or cause Agent to repair the damage and restore and rebuild the Premises (inclusive of Tenant's Funded Items (as defined in Exhibit C) and those items of Tenant's Property and that were part of Total Project Costs but exclusive of any other Tenant's Property or improvements relating to Tenant's Work) with reasonable dispatch after (a) notice to it of the damage or destruction and (b) the collection of the insurance proceeds attributable to such damage, and Tenant shall repair the damage to and restore and repair Tenant's Property, with reasonable dispatch after such damage or destruction. Landlord shall use reasonable efforts to collect such insurance proceeds as expeditiously as possible.

     17.3 Rental Abatement. If (a) the Premises are damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be abated in the amount of any rent loss insurance proceeds actually collected by Landlord from Tenant's insurer on account of such damage.

     17.4 Total Destruction. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord) (i) its repair or restoration requires more than one hundred eighty (180) days or (ii) such repair or restoration requires the expenditure of more than fifty percent (50%) of the full insurable value of the Premises immediately prior to the casualty or (iii) except as hereinafter provided, the damage is less than the amount stated in (i) and (ii) above but is reasonably anticipated to require in excess of three months to repair or cost more than twenty-five percent (25%) of the full insurable value of the Premises to repair, but occurs during the last two (2) years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease within five (5) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. Notwithstanding item (iii) of the preceding sentence, except as otherwise provided in this Section 17.4, if and to the extent a casualty occurs in the final two (2) years of the Initial Term or the first Renewal Term, as the case may be, Landlord shall be obligated to restore the Premises if and to the extent that Tenant either has previously delivered or timely delivers an Extension Notice with respect to the first Renewal Term or the second Renewal Term, as the case may be, with its notice to Landlord of such casualty. Nothing in the preceding sentence shall be construed to relieve Tenant of its obligation to provide to Landlord a timely Extension Notice pursuant to Section 2.2 of this Lease to properly extend the Term of this Lease. In the event either party elects to terminate this Lease pursuant to this Section 17.4, the termination shall be effective as of the 120th date after the date on which the casualty occurs. If (A) any Superior Party or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any casualty insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises (except to the extent that Tenant unconditionally agrees to pay the entire shortfall) then Landlord may not later than thirty (30) days after Landlord receives written notice of a final determination that such proceeds will not be made available from Superior Party or the issuer of any casualty insurance policy, as the case may be, at Landlord's sole option, terminate this Lease, effective as of the one hundred twentieth (120th) day after such casualty, by giving Tenant written notice to such effect within one hundred twenty (120) days after the date of the casualty. For purposes of this Section 17.4 only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade to the extent undamaged.

     17.5 Repair or Restoration. Subject to the provisions of Section 17.4 above, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Section. Landlord shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days unless the cost of any after hours work is covered by insurance or Tenant is willing to pay the additional cost of such work.

     17.6 Liability of Tenant. Notwithstanding any of the foregoing provisions of this Section, if by reason of any act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents, or contractors, Landlord shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Premises by fire or other casualty (the "Insurance Proceeds"), then, without prejudice to any other remedies that may be available against Tenant, the abatement or reduction of the Rent provided for herein shall be reduced to the extent resulting therefrom, notwithstanding lack of usability. Further, and only to the extent that, as a result of or due to or because of any negligent act or omission by any or all of Tenant, its agents, employees, invitees and representatives, Landlord is unable to collect all of the Insurance Proceeds (other than rent insurance proceeds), then Tenant shall be liable to Landlord for the payment of an amount equal to that portion of the Insurance Proceeds (other than rent insurance proceeds) that Landlord is unable to collect.

SECTION 18: EMINENT DOMAIN

     18.1 Total Condemnation. If, in the reasonable opinion of Landlord, the whole of the Premises, or if any part of the Premises that materially affects Tenant's use and occupancy of the Premises, shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Rent shall be prorated and adjusted as of such date.

     18.2 Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking of the Premises; provided, however, that if the condemning authority allocates any portion of the award specifically to Tenant's Property, Tenant shall be entitled to that portion of the award. Additionally, Tenant shall have the right to separately pursue, against the condemning authority, an award in respect of the loss, if any, to Tenant's Property (including, but not limited to, the Tenant's Improvements that Tenant is entitled to remove) and to the leasehold improvements or other interest of Tenant in the Premises paid for by Tenant, without any credit or allowance from Landlord, provided that such separate award does not diminish or interfere with Landlord's pursuit of its own award.

     18.3 Compensation to Tenant for Temporary Use. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property, leasehold improvements or other interests of Tenant in the Premises paid for by Tenant (other than Tenant Funded Improvements) and for moving expenses, and Landlord shall be entitled to receive that portion that represents reimbursement for the cost of restoration of the Premises (including Tenant Funded Improvements). This Lease shall be and remain unaffected by such taking, and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay, in full, the Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use and occupancy of the Premises (or a part thereof) shall be prorated between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Rent becoming due.

     18.4 Partial or Temporary Taking. Subject to the rights of any Superior Mortgagee or Superior Lessor, and other parties having rights to condemnation proceeds, in the event of any taking of less than the whole of the Premises, which taking does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, or other partial taking of the Premises, that in any such case does not result in a termination of this Lease: (a) Landlord, at its expense, and to the extent that a condemnation award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Premises (inclusive of that portion of the Premises that represents Tenant Funded Improvements, but other than those parts of the Premises that are Tenant's Property and Tenant's Improvements that Tenant is entitled to remove) to substantially their former condition, to the extent that the same is feasible (subject to those changes which Landlord reasonably deems desirable and Tenant reasonably accepts, and to building and other governmental codes and regulations) and so as to constitute a complete and tenantable Premises, and
(b) Tenant, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair Tenant's Property and Tenant's Improvements, to substantially its former condition, to the extent feasible, subject to such reasonable changes as Landlord and Tenant shall agree upon, in writing. Such work by Tenant shall be deemed Alterations (the approval for which Alterations shall not be unreasonably withheld by Landlord). Furthermore, in the event of a partial taking of the Premises that does not result in a termination of this Lease, the Net Base Rent due hereunder shall be reduced in a proportionate amount, based upon the proportion that the area that has been taken bears to the total area of the Premises. Such reduction shall be effective from the date on which the partial taking occurs until the date, if any, on which the partial taking terminates and the Premises have been restored in accordance with the terms of this Lease.

SECTION 19: SURRENDER AND HOLDOVER

     On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and
(b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease. The obligations imposed under the preceding sentence shall survive the termination or expiration of this Lease. If Tenant retains possession of the Premises or any part thereof after the Expiration Date hereof or after any earlier termination date of this Lease by lapse of time or otherwise, or termination of Tenant's right to possession: Tenant shall pay to Landlord one hundred fifty percent (150%) of the Rent last prevailing hereunder computed on a per-month basis, for each month or part hereof that Tenant thus remains in possession, and, in addition thereto, Tenant shall pay all direct and consequential damages sustained by Landlord, by reason of Tenant's retention of possession; provided, however, that Tenant shall not be liable to Landlord for consequential damages in connection with a holdover by Tenant unless such holdover extends beyond thirty (30) days after the Expiration Date or other earlier termination date of this Lease. There shall be no renewal or extension of this Lease by operation of law. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

SECTION 20: EVENTS OF DEFAULT

     20.1 Bankruptcy of Tenant. It shall be an "Event of Default" by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not vacated within ninety (90) days, or whenever a petition is filed by or against (and, to the extent of any such involuntary filing, not vacated within ninety (90) days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law or like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

     20.2 Default Provisions. Each of the following shall constitute an "Event of Default" by Tenant under this Lease: (a) if Tenant fails to pay Net Base Rent within five (5) days after written notice from Landlord of the delinquency thereof; or (b) if Tenant fails to pay Additional Rent or any other sum due to Landlord within fifteen (15) days after written notice from Landlord with respect to the delinquency thereof, provided, however, that if and to the extent that Tenant fails to pay Rent or any other payment required hereunder when due hereunder more than twice in any consecutive twelve (12) month period, Landlord shall have no obligation whatsoever for a period of two (2) years after the latter of such two delinquencies to provide (x) any written notice to Tenant of any further delinquency or (y) any grace period with respect to Net Base Rent, Additional Rent or any other sum due hereunder, and, after the expiration of any such two (2) year period, Tenant shall again be entitled to written notice and the above described grace period for up to two (2) delinquencies in any consecutive twelve (12) month period; or (c) if Tenant fails, whether by action or inaction, to timely comply in any material respect with, or satisfy, any or all of the obligations imposed on Tenant under this Lease for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this subsection 20.2(c); provided, however, that if the default cannot, by its nature, be cured within such thirty
(30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period and thereafter continues to diligently pursue a cure, then Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than one hundred eighty (180) days after Landlord's initial delivery to Tenant of notice of such default.

SECTION 21: REMEDIES

     21.1 Landlord's Cure Rights Upon Default of Tenant. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant, in compliance with any notice requirements and cure periods set forth in Section 20.

     21.2 Landlord's Remedies. If any Event of Default by Tenant under this Lease remains uncured after applicable notice and cure periods, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, accelerated Rent attributable to the balance of the Term, and all Landlord's reasonable expenses of reletting the Premises (including reasonable repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), or (b) terminate Tenant's right of possession of the Premises without terminating this Lease; provided, however, that Landlord shall use its reasonable efforts, whether Landlord elects to proceed under Subsections (a) or (b) above, to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. If Landlord shall elect to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a), including but not limited to such time as Landlord has obtained a tenant to relet the Premises, which, in Landlord's reasonable judgment, is a suitable tenant. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed reasonably necessary by Landlord. If the Premises are relet and a sufficient sum is not realized therefrom, after payment of all Landlord's reasonable expenses of reletting (including reasonable repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period, then Tenant shall, in Landlord's sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a rate of six percent (6%) per annum. If Landlord fails to relet the Premises, then Tenant shall pay to Landlord the sum of (i) the projected costs of Landlord's reasonable expenses of reletting (including the reasonably anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord and (ii) the accelerated amount of Net Base Rent and Additional Rent due under the Lease attributable to the balance of the Term discounted at a rate of six percent (6%) per annum. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to Subsection (b) of this Section 21.2, to terminate Tenant's right of possession only, without terminating this Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's Property, Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Section 19 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease (except to the extent Landlord shall be able to mitigate its damages as described above). Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within forty-five (45) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Upon default and expiration of all cure periods, Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity; and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

     21.3 Additional Rights of Landlord. Any and all reasonable costs, expenses and disbursements, of any kind or nature, incurred by Landlord in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys' fees (through all appellate proceedings), shall be due and payable upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of five percent (5%) per annum above the "prime" or "reference" or "base" rate of interest publicly announced as such, from time to time, by The First National Bank of Chicago, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the Expiration Date, nor limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder by Tenant. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

         21.4 Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

                      (a) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of a security deposit in the amount of three (3) times the then-current Rent payable hereunder.

                      (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

                      (c) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                      (d) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

SECTION 22: BROKER

     Tenant covenants, warrants and represents that the broker set forth in
Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease ("Tenant's Broker"). Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease ("Landlord's Broker"). Landlord shall be solely responsible for paying the commissions of Landlord's Broker and Tenant's Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party (other than Tenant's Broker and Landlord's Broker) claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

SECTION 23: ESTOPPEL CERTIFICATES

     Tenant shall, from time to time and within twenty (20) days after any request by Landlord, execute and deliver to Landlord (and to any existing or prospective mortgage lender, ground lessor, or purchaser designated by Landlord), a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) certifying the dates to which the Rent has been paid; (iii) stating whether Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default; (iv) stating whether any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; and (v) stating whether any rights of Tenant (e.g., options) have been waived. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statements such other information concerning this Lease as Landlord or Agent may reasonably request including, but not limited to, the amount of Rent under this Lease, and whether Landlord has completed all (if any) improvements to the Premises required under this Lease. Notwithstanding the foregoing, Landlord shall deliver to Tenant a proposed document for Tenant's approval and signature.

SECTION 24: HAZARDOUS MATERIALS

     24.1 Definitions.

                      (i) "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" shall
               mean all past, present or future federal, state and local statutes, laws, regulations, directives, ordinances, rules, codes, policies, guidelines, court orders, decrees, arbitration awards and the common law, which govern, regulate or impose liability or standards of conduct concerning the use, treatment, generation, storage, disposal or other handling or release of any Hazardous Material or Materials or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater, odor or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands, environmentally sensitive areas or natural resources; (v) health and safety of employees and other persons; and (vi) notification requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), as amended ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss.ss. 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.), as amended; (ix) the Federal Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), as amended; (x) the Federal Radon and Indoor Air Quality Research Act (42 U.S.C. ss.ss. 7401, et seq.); (xi) the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), as amended; (xii) any other statute, rule, regulation or order of any governmental authority having jurisdiction of Hazardous Materials or health and safety, including, but not limited to, the USEPA, Wisconsin Department of Natural Resources and the US Nuclear Regulatory Agency; (xiii) Environmental Permits; (xiv) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above; and (xv) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing any of the above.

                      (ii) "ENVIRONMENTAL PERMIT" or "ENVIRONMENTAL PERMITS"
               shall mean licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law or are otherwise required by Governmental Authorities.

                      (iii) "GOVERNMENTAL AUTHORITY" shall mean any agency,
               commission, department or body of any municipal, township, county, local, state or Federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over all or any portion of the Project or the management, operation, use or improvement thereof.

                      (iv) "HAZARDOUS CONDITIONS" refers to the existence or
               presence, release or threatened release of any Hazardous Materials on, in, under, at, near, from or about the Property or any portion thereof (including groundwater) or any other adverse public health effect.

                      (v) "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" shall
               mean:

                              (A) any chemical, pollutant, contaminant,
                      pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (including hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls ("PCBS"), solvents and waste oil; (ii) any "hazardous materials" or "hazardous substances" as defined under CERCLA; (iii) any "hazardous waste" as defined under RCRA; (iv) any hazardous air pollutant or criteria pollutant as defined under the CAA; and (v) any hazardous substance defined or regulated under Wisconsin law; and

                              (B) even if not prohibited, listed, limited or
                      regulated by an Environmental Law, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste

                      (whether or not hazardous within the meaning of RCRA or Wisconsin law) which could pose a hazard to the environment, or the health and safety of any person or impair the use or value of any portion of the Property.

                      (vi) "RELEASE" means any spill, discharge, leak,
               migration, emission, escape, injection, dumping or other release or threatened release of any Hazardous Material into the environment, whether or not notification or reporting to any governmental agency was or is required. Release includes, without limitation, historical releases and the meaning of Release as defined under CERCLA and the meaning of discharges or spills under the laws of the State of Wisconsin.

                      (vii) "REMEDIAL ACTION" shall mean any and all
               corrective or remedial action, preventative measures, response, removal, transport, disposal, clean-up, abatement, treatment and monitoring of Hazardous Materials or Hazardous Conditions, whether or not at the direction or request of a governmental authority, and includes all studies, assessments, reports, analyses or investigations performed in connection therewith to determine if such actions are necessary or appropriate (including investigations performed to determine the progress or status of any such actions).

                      (viii) "REMEDIAL COSTS" shall include all costs,
               liabilities expenses and fees incurred in connection with Remedial Action, including but not limited to: (i) the fees of environmental consultants and contractors; (ii) reasonable attorneys' fees (including compensation for in-house and corporate counsel provided such compensation does not exceed customary rates for comparable services); (iii) the costs associated with the preparation of reports, and laboratory analysis (including charges for expedited results if reasonably necessary); (iv) regulatory, permitting and review fees; (v) costs of soil and/or water treatment (including groundwater monitoring) and/or transport and disposal; and (iv) the cost of supplies, equipment, material and utilities used in connection with Remedial Action.

         For purposes of this Section 24, "Landlord's Environmental Liability" means: any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, actions, expenses, injuries, administrative order, defenses, costs (including Remedial Costs), judgments, suits, proceedings, damages (including punitive and exemplary damages), disbursements or expenses of any kind or nature whatsoever (including attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Landlord or any of Landlord's parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from: (i) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on, in, at, near, from or under all or any portion of the Property, or any surrounding areas resulting therefrom; (ii) any Hazardous Condition and/or Remedial Action to the extent caused or contributed to by Tenant or any party acting by, through or under Tenant, including any licensees or invitees of Tenant or such parties; (iii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Section 24; (iv) any violation, liability or claim or notice of a violation or liability under any Environmental Laws or Environmental Permits to the extent caused or contributed to by Tenant or any party acting by, through or under Tenant, including any licensees or invitees of Tenant or such parties; or (v) the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of a Hazardous Materials to the extent caused or contributed to by Tenant or any party acting by, through or under Tenant, including any licensees or invitees of Tenant or such parties.

         24.2 Prohibition. (i) Tenant shall not use any Hazardous Materials, as defined herein, except those ordinarily used in the normal course of Tenant's business, and provided that Tenant shall use such Hazardous Materials in accordance with their intended use and comply with all applicable Environmental Laws with respect to their use, storage, transportation and disposal and (ii) Tenant shall comply and operate its business in accordance with all applicable Environmental Laws, and will make all improvements, repairs, alterations and install all pollution control equipment, including any equipment necessary to monitor such pollution control equipment, in accordance with all applicable Environmental Laws. Tenant acknowledges that as the sole operator of the Premises, Tenant will be in possession and control of the Premises for the term of the Lease. Tenant may use and store reasonable quantities of the substances listed on Exhibit H attached hereto (the "Permitted Substances"), all in accordance with (and to the extent permitted
by) all Environmental Laws and according to normal and ordinary business practices of similar entities engaged in the same or similar operations.

         24.3 Tenant's Duties. Tenant shall promptly provide Agent with copies of all communications, permits or agreements with any Governmental Authority or any private entity relating in any way to the presence, Release, threat of Release, placement on, at or in the Premises, or the generation, transportation, storage, use, treatment, or disposal at, in or on the Premises, of any Hazardous Materials, except that Tenant shall not be obligated to provide copies to Landlord of its routine correspondence regarding Permitted Substances used in its day to day use and operation of the Premises. Landlord, Agent and their respective agents and employees shall have the right to enter the Premises and/or conduct appropriate tests, at any time and from time to time, for the purposes of ascertaining Tenant compliance with all Environmental Laws. If and to the extent that Landlord reasonably believes that Tenant's use and operation of the Premises are not in compliance with all Environmental Laws in any material respect or any of Tenant's acts or omissions (or the acts or omissions of Tenant's employees, agents, representatives or invitees) at the Premises have resulted in a material breach of Environmental Laws, Tenant shall provide Landlord with the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all Environmental Laws upon written request by Landlord or Agent.

         24.4 Remedial Action. If the presence, Release, threat of Release, emissions from, placement on, at or in the Premises or Property or any portion thereof, or the generation, transportation, storage, use, treatment, or disposal at or from the Premises or Property or any portion thereof of any Hazardous Materials gives rise to a Landlord's Environmental Liability, then Tenant, at its sole cost and expense, shall promptly take any and all Remedial Action with respect to the Premises or any portion thereof, and shall mitigate any and all exposure to liability arising from the Hazardous Materials and/or the Hazardous Conditions, regardless whether required by Environmental Law.

         24.5 Indemnity and Release. Except as otherwise provided in Section 2(b)(i) of Exhibit C, Tenant shall and does hereby protect, indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Landlord and at Tenant's sole cost) and hold Landlord and each Landlord Affiliate free and harmless from and against any Landlord's Environmental Liability (collectively, "Tenant's Indemnification Obligations"). Except as otherwise provided in Section 2(b)(i) of Exhibit C, Tenant and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against Landlord under or with respect to any Environmental Law, except to the extent of any gross negligence or willful misconduct by Landlord or its agent and their employees. Tenant's obligation to Landlord under this indemnity shall likewise be without regard to fault on the part of Tenant or Landlord with respect to the violation or condition which results in liability to Landlord. The foregoing indemnity and Tenant's other obligations under this Section 24 shall indefinitely survive the expiration or termination of this Lease.

SECTION 25: MISCELLANEOUS

         25.1 Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

         25.2 Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:            First Industrial Development Services Group, L.P.
                           150 North Wacker Drive, Suite 150
                           Chicago, Illinois 60606
                           Attn:  Anthony Muscatello

                           First Industrial, L.P.
                           150 North Wacker Drive, Suite 150
                           Chicago, Illinois  60606
                           Attn: Michael W. Brennan

With a copy to:            Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                           333 West Wacker Drive
                           Suite 2700
                           Chicago, Illinois  60606
                           Attn:  Howard Nagelberg, Esq.

If to Tenant:              Golden Books Family Entertainment Inc.
                           850 3rd Avenue, 7th Floor
                           New York, New York  10022
                           Attn:   General Counsel

With a copy to:            Becker, Glynn, Melamed & Muffy, LLP
                           299 Park Avenue, 16th Floor
                           New York, New York  10171
                           Attn: Bruce A. Rich, Esq.

                           Golden Books Family Entertainment, Inc.
                           1220 Mound Avenue
                           Racine, Wisconsin  53404
                           Attn: Mr. Owen Mitchell

         25.3 Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

         25.4 Legal Costs. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting

Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

         25.5 Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Premises. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of either party shall rise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

         25.6 Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state, except as may be required in connection with the recording or filing of any nondisturbance agreement relating hereto.

         25.7 Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination. Without limitation of the foregoing, the provisions of Sections 2, 3, 12, 16, 17.3, 18.3, 19, 22, and 24 shall survive any termination of this Lease.

         25.8 Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         25.9 Time. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises are located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

         25.10 Authority of Tenant. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so. Landlord represents and warrants to Tenant that (a) the execution and delivery of this Lease and the performance by Landlord of its obligations hereunder has been duly authorized by all necessary corporate and partnership action and (b) the party affixing his or her signature hereto has been duly authorized to execute this Lease on behalf of Landlord's general partner.

         25.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

         25.12 Counterpart Execution. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

         25.13 Riders. All Riders and Exhibits attached hereto shall be deemed to be a part hereof and hereby incorporated herein.

         25.14 WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY COURT ACTION BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

         25.15 Lease Contingency. The terms and provisions of this Lease shall be contingent upon the closing by Landlord of the purchase of fee simple title to the Land on or before August 4, 1997 (the "Contingency Date"). If Landlord does not close on the purchase of the Land, for whatever reason, on or before such date, this Lease shall automatically terminate and neither party shall have any further obligations, except as may be specifically provided hereunder. Landlord agrees to use best efforts to promptly close upon Land as soon as reasonably practicable after the Tenant's Permitting Date. In the event that Landlord is unable to purchase the Land on or prior to the Contingency Date, and Tenant is not in default hereunder (beyond any applicable notice and cure periods), Tenant shall purchase, and Landlord shall make a quit claim conveyance to Tenant, of all assignable plans, permits, materials, specifications, rights to purchase the Land and the Option Parcel, and agreements relating to the Project at such time as Tenant has reimbursed Landlord for any costs and expenses incurred by Landlord in connection with this Lease as of the effective date of such conveyance.

         25.16 Right of First Refusal. Tenant shall have the Right of First Refusal to purchase the Property subject to the terms and conditions set forth in Exhibit F.

         25.17 Landlord's Assignment of this Lease. Within a reasonable period of time after the later to occur of the Office Building Rent Commencement Date or the execution of an Acceptance Agreement by Landlord and Tenant with respect to the Office Building, Landlord covenants and agrees to either (x) sell, transfer, convey and assign all of its right, title and interest in and to this Lease to First Industrial, L.P., a Delaware limited partnership ("FILP") or any other Landlord's Affiliate (such assignee being hereinafter referred to as "Landlord's Transferee") to the extent such Landlord's Affiliate's liabilities and obligations are guaranteed by FILP (subject to all of the limitations herein set forth with respect to Landlord's liability), which guarantee shall be in form reasonably acceptable to Tenant, or (y) cause FILP to guarantee all of Landlord's liabilities and obligations pursuant to the Lease (as such liabilities and obligations may be limited by the terms of this Lease), which guarantee shall be in a form reasonably acceptable to Tenant. Notwithstanding anything contained herein to the contrary, in the event that such Landlord's Transferee sells, transfers, conveys or assigns its right, title, interest, liability and obligation pursuant to this Lease on or prior to the expiration of the Warranty Period, Landlord's Transferee shall remain secondarily liable for the satisfaction of only Landlord's obligations pursuant to Section 7 of Exhibit C. Nothing contained herein shall limit or affect the provisions of Section 16 of this Lease and nothing contained herein shall limit or restrict Landlord, FILP or any other successor or assign from transferring its interest under this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

         LANDLORD:  First Industrial Development Services Group, L.P.,
                             a Delaware limited partnership

                         By:      FI Development Services Corporation,
                                  a Maryland corporation, its general partner


                         By:      /s/ Anthony Muscatello
                            ----------------------------
                         Its:     President

         TENANT: Golden Books Family Entertainment, Inc., a Delaware corporation


                         By:      /s/ Mitchell Grossman___________________

                         Its:     Senior Vice President___________________


         Acknowledged and agreed by First Industrial, L.P. for the limited purpose of acknowledging its agreement and acceptance of
         Section 25.17:

                         First Industrial, L.P., a Delaware limited partnership

                         By:   First Industrial Realty Trust, Inc., a Maryland
                         corporation


                         By:      /s/ Michael Brennan__________________________

                         Its:     Chief Operating Officer______________________

                                LEASE EXHIBIT A
                                   PREMISES


The Premises shall consist of that certain parcel of land located in Sturtevant, Wisconsin, and legally described on the attached Exhibit A-1 (the "Land") together with all infrastructure and utilities (if any) currently located on the Land (together with the Land, the "Property") and the "Improvements" defined in Lease Exhibit C attached hereto.

                                LEASE EXHIBIT B
                                RENTAL PAYMENTS


     B.1 NET BASE RENT. Net Base Rent for both of the Printing Facility and the Office Building portions of the Premises shall be determined based on Landlord earning a cash-on-cash "all-in" yield of 11.05% of Total Project Costs (as defined in Exhibit C); provided, however, that to the extent that any Additional Landlord Funding Amounts (as defined in Exhibit C) have been included by Landlord in the Total Project Costs, then Landlord shall be entitled to earn (and Net Base Rent on such Additional Landlord Funding Amounts shall be calculated on the basis of) a cash-on-cash all-in yield of 12.05% on such Additional Landlord Funding Amounts and such amounts shall be amortized over the initial Term of the Lease. By way of illustration, if the Total Project Costs were to equal the Maximum Total Project Costs, Landlord would be entitled to receive annual Net Base Rent of $2,372,918.55 ($5.09 per square foot), which amount is equal to the product of (x) the Maximum Total Project Costs and (y) 11.05%. The foregoing example is a hypothetical based upon current estimates of the Project Budget, and shall in no event be deemed binding as either a calculation of Net Base Rent or a determination of Total Project Costs. Landlord will disclose to Tenant its Total Project Costs (including, without limitation, any net increase or decrease in projected Total Project Costs that occurs after completion of the Final Plans and Specifications), it being the intention of the parties that Net Base Rent will be calculated pursuant to verification of Total Project Costs under an "open book" procedure. The parties anticipate that Landlord will receive $1,200,000 in proceeds of tax increment financing ("TIF Proceeds") from the Village of Sturtevant ("Village"), subject to certain requirements with which the parties will attempt to comply. It is acknowledged and agreed by the parties that (x) the proposed Developer's Agreement by and between the Village, Landlord and the Community Development Authority of the Village of Sturtevant provides that such TIF Proceeds shall not be delivered to Landlord until the satisfaction of certain contingencies following the Substantial Completion of the Improvements; and (y) the TIF Proceeds shall be deducted from Total Project Costs only when, as, if, and to the extent actually received by Landlord, and, prior to such receipt, if any, the Total Project Costs used to determine Net Base Rent shall exclude the TIF Proceeds. Total Project Costs shall include, without limitation, the costs of all carrying costs accruing in connection with any funds advanced by Landlord towards Total Project Costs that are later recovered by Landlord in the form of TIF Proceeds.

     It is acknowledged by the parties that the Printing Facility is projected to be completed approximately 1 month in advance of the Office Building, and that Tenant shall be obligated to commence paying Net Base Rent allocable to the Printing Facility as of the Printing Facility Rent Commencement Date. As of the Printing Facility Rent Commencement Date (and until the final determination of Net Base Rent pursuant to this Exhibit B on or about the date of the Substantial Completion of the Office Building), Tenant shall pay as annual Net Base Rent allocable to the Printing Facility $5.09 per square foot of the Printing Facility (the "Estimated Net Base Rent"). If and to the extent that the estimated Total Project Costs referred to in the preceding paragraph are greater or less than actual Total Project Costs (as the same may be increased by Additional Landlord Funding Amounts on which Additional Landlord Funding Amounts Landlord shall be entitled to earn a cash-on-cash "all-in" yield of 12.05% and such amounts shall be amortized over the initial Term of the Lease) as determined following Substantial Completion of the Improvements, Net Base Rent payable for the period between the Printing Facility Rent Commencement Date and the Office Building Rent Commencement Date (the "Interim Period") shall be recomputed by substituting such actual Total Project Costs for estimated Total Project Costs in the formula set forth in the preceding paragraph, and either (x) Landlord shall credit against the next installment(s) of Net Base Rent due following such recomputation the amount, if any, by which Net Base Rent for the Interim Period was overpaid, together with interest thereon at the annual rate of 8%, or (y) Tenant shall pay to Landlord with the next installment of Net Base Rent due following such recomputation the amount, if any, by which Net Base Rent for the Interim Period was underpaid, together with interest thereon at the annual rate of 8%. Landlord and Tenant shall determine the amount of such difference simultaneously with the determination (and, if applicable, any redetermination) of Net Base Rent pursuant to Section B-3 hereof.

     B.2 RENT ESCALATIONS. The Net Base Rent shall increase annually, commencing with the second (2nd) anniversary of the Rent Commencement Date through the end of the initial Term in the amount of 05/100s Dollars ($.05) per square foot, but not during any




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Renewal Term, except as otherwise determined pursuant to the market rent calculation for the Renewal Term.

     B.3 DETERMINATION AND RECONCILIATION OF NET BASE RENT. Net Base Rent shall be determined as of the Rent Commencement Date based on actual Total Project Costs. To the extent that the amounts of any items to be included in or credited against Total Project Costs are not then finally ascertainable, Net Base Rent shall be determined using Landlord's best estimates of the amounts of such items, except that no TIF Proceeds shall be credited against Total Project Costs until actually received by Landlord. When the actual amounts of such estimated items are finally ascertained and/or when Landlord actually receives the TIF Proceeds, Net Base Rent shall be redetermined based on the actual amounts thereof. If Net Base Rent as so redetermined is greater than or less than Net Base Rent as previously determined, either: (i) Tenant shall pay to Landlord with the next installment of Net Base Rent due following such redetermination the amount, if any, by which Net Base Rent for any prior period was underpaid, together with interest thereon at the annual rate of 8% or (ii) Landlord shall credit against the next installment(s) of Base Rent due following such redetermination the amount, if any, by which Net Base Rent for any prior period was overpaid, together with interest thereon at the annual rate of 8%.